Exhibit 20.1

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                    DILLARD CREDIT CARD MASTER TRUST I
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                Dillard Asset Funding Company, Transferor
                     Dillard National Bank, Servicer

                            Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For Month February 2004


5.2(a)(i) on an aggregate basis:

              Class A Monthly Principal                                                                            0.00

              Class B Monthly Principal                                                                            0.00

          per $1,000 original principal amount per Certificate:

              Class A Monthly Principal                                                                            0.00

              Class B Monthly Principal                                                                            0.00

5.2(a)(ii) on an aggregate basis:

              Class A Monthly Interest                                                                       204,657.00

              Class B Monthly Interest                                                                             0.00
                                        ------------

          per $1,000 original principal amount per Certificate:

              Class A Monthly Interest                                                                             1.02

              Class B Monthly Interest                                                                             0.00


5.2(a)(iii)  Collections of Principal Receivables allocated to Class A                                             0.00

             Collections of Principal Receivables allocated to Class B                                             0.00


5.2(a)(iv)   Collections of Finance Charge Receivables allocated to Class A                                3,632,764.14

             Collections of Finance Charge Receivables allocated to Class B                                1,085,111.37


5.2(a)(v)    Principal Receivables (beginning of month)                                                1,218,319,644.50
                Gross Credit Sales                                                                       180,308,611.85
                Principal Payments                                                                     (193,163,280.17)
                Returns                                                                                 (26,288,142.27)
                Principal Defaults                                                                       (8,434,531.30)
                Ineligible Principal Receivables                                                                   0.00
                Actual Misc. Adjustments                                                                           0.00

             Principal Receivables (end of month)                                                      1,170,742,302.61

             Total Portfolio Recoveries
                Gross Recoveries                                                                           1,531,854.95
                Recoveries Net of Expenses                                                                 1,154,417.17

             Total Portfolio Finance Charge Collections
                Finance Charge Collections                                                                20,974,922.41
                Finance Charge Collections with Recoveries                                                22,129,339.58

             Investor Interest                                                                           259,740,260.00

             Adjusted Investor Interest                                                                  259,740,260.00

                Class A Investor Interest                                                                 200,000,000.00

                Class A Adjusted Investor Interest                                                        200,000,000.00

                Class B Investor Interest                                                                  59,740,260.00

             Floating Investor Percentage                                                                         21.32%

                Class A Floating Allocation                                                                       77.00%

                Class B Floating Allocation                                                                       23.00%

             Fixed Investor Percentage                                                                               N/A

                Class A Fixed Allocation                                                                             N/A

                Class B Fixed Allocation                                                                             N/A


5.2(a)(vi)   Delinquent Accounts



                30-59 Days Delinquent                                                                      38,050,890.00

                60-89 Days Delinquent                                                                      12,766,221.00

                90 + Days Delinquent                                                                       26,787,791.00


5.2(a)(vii)  Aggregate Investor Default Amount                                                              1,798,204.08

                Class A Investor Default Amount                                                             1,384,617.14

                Class B Investor Default Amount                                                               413,586.94


5.2(a)(viii) on an aggregate basis:

                Class A Investor Charge-Offs                                                                        0.00

                Class B Investor Charge-Offs                                                                        0.00

             per $1,000 original principal amount per Certificate:

                Class A Investor Charge-Offs                                                                        0.00

                Class B Investor Charge-Offs                                                                        0.00


5.2(a)(ix)   on an aggregate basis:

                Class A Investor Charge-Offs reimbursed                                                             0.00

                Class B Investor Charge-Offs reimbursed                                                             0.00

             per $1,000 original principal amount per Certificate:

                Class A Investor Charge-Offs reimbursed                                                             0.00

                Class B Investor Charge-Offs reimbursed                                                             0.00


5.2(a)(x)    on an aggregate basis:

                Class A Servicing Fee                                                                         333,333.33

                Class B Servicing Fee                                                                               0.00


5.2(a)(xi)   Portfolio Yield                                                                                      13.49%


5.2(a)(xii)  Reallocated Class B Principal Collections                                                              0.00




5.2(a)(xiii)   Class B Investor Interest                                                                   59,740,260.00


5.2(a)(xiv)    LIBOR for Interest Period                                                                        1.09438%


5.2(a)(xv)     Principal Funding Account Balance                                                                    0.00


5.2(a)(xvi)    Accumulation Shortfall                                                                               0.00


5.2(a)(xvii)   Principal Funding Account Investment Proceeds                                                        0.00

5.2(a)(xviii)  Principal Funding Investment Shortfall                                                               0.00


5.2(a)(xix)    on an aggregate basis:

                    Class A Available Funds                                                                 3,632,764.14


5.2(a)(xx)     Class A Certificate Rate                                                                         1.36438%


               Other items

                    Number of Accounts (beginning of month)                                                    2,314,614
                    Number of Accounts (end of month)                                                          2,222,806

                    Collateral Performance

                          Total Payment Rate                                                                      17.67%

                          Portfolio Yield (Gross)                                                                 21.80%

                          Excess Spread (current month)*                                                          11.00%
                          Excess Spread (previous month)                                                          10.21%
                          Excess Spread (2 months previous)                                                        8.54%
                          ----------------------------------------------------------------------------------------------
                          Excess Spread (3 month rolling Average)                                                  9.92%

                          * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base
                          Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                          Defaults                                                                                 8.31%

                          30-59 Days Delinquent                                                                    3.12%
                          60-89 Days Delinquent                                                                    1.05%


                          90 + Days Delinquent                                                                     2.20%
                          ----------------------------------------------------------------------------------------------
                          Total Delinquent                                                                         6.37%

                          Principal Payment Rate                                                                  15.85%

                          Pool Balance in $MM (end of month)                                                       1,171

                          Seller Percent                                                                          40.04%

                    Series Performance Trigger (as defined in Pooling and Servicing Agreement)

                          Net Portfolio Yield (current month, net of Charge-offs)                                 13.49%
                          Net Portfolio Yield (previous month)                                                    12.91%
                          Net Portfolio Yield (2 months previous)                                                 11.22%
                          ----------------------------------------------------------------------------------------------
                          Net Portfolio Yield (3 month rolling average)                                           12.54%

                          Base Rate (current month)                                                                3.23%
                          Base Rate (previous month)                                                               3.51%
                          Base Rate (2 months previous)                                                            3.48%
                          ----------------------------------------------------------------------------------------------
                          Base Rate (3 month rolling average)                                                      3.41%

                          Spread to Base Rate (current month)                                                     10.26%
                          Spread to Base Rate (previous month)                                                     9.40%
                          Spread to Base Rate (2 months previous)                                                  7.74%
                          ----------------------------------------------------------------------------------------------
                          Spread to Base Rate (3 month rolling average)                                            9.13%

                          Base Rate > Portfolio Yield (3 month rolling average)                                       No



                                         Dillard National Bank
                                           as Servicer


                                            By: ________________________________
                                         Title: Cashier

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                  DILLARD CREDIT CARD MASTER TRUST I
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               Dillard Asset Funding Company, Transferor
                    Dillard National Bank, Servicer

                             Series 2002-2


Monthly Series 2002-2 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For the Period February 2004




                                                               Class A                 Class B        Class C             Total

           Section 5.2 - Supplement

(a) (i)    Monthly Principal Distributed                                     -               -                -                   -

(a) (ii)   Monthly Interest Distributed per $1,000                        3.17               -                -                3.17
                        Deficiency Amounts                                   -               -                -                   -
                        Additional Interest                                  -               -                -                   -
                        Accrued and Unpaid Interest                          -               -                -                   -

(a) (iii)  Collections of Principal Receivables                  31,961,256.80    2,680,590.61     6,598,483.93       41,240,331.34

(a) (iv)   Collections of Finance Charge Receivables              3,632,764.14      304,679.93       749,993.53        4,687,437.60

(a) (v)    Aggregate Amount of Principal Receivables            192,189,678.28   16,118,948.32    39,678,054.93      247,986,681.53
                                    Investor Interest           200,000,000.00   16,774,000.00    41,290,516.00      258,064,516.00
                                    Adjusted Interest           200,000,000.00   16,774,000.00    41,290,516.00      258,064,516.00
                        Floating Investor Percentage                    16.42%           1.38%            3.39%              21.18%
                        Fixed Investor Percentage                      N/A             N/A              N/A              N/A

(a) (vi)   Receivables Delinquent (As % of Total Receivables)
                        Current                      89.73%                                                        1,093,137,400.61
                        30 to 59 days                 3.12%                                                           38,050,890.00
                        60 to 89 days                 1.05%                                                           12,766,221.00
                        90 or more days               2.20%                                                           26,787,791.00
                        Total Receivables                                                                          1,170,742,302.61


(a) (vii)  Investor Default Amount per $ 1,000                            6.92            0.58             1.43                8.93

(a) (viii) Investor Charge-Offs                                        N/A              N/A            N/A               N/A

(a) (ix)   Reimbursed Investor Charge-Offs                             N/A              N/A            N/A               N/A

           Section 5.2 - Supplement (Continued)

                                                                Class A                Class B        Class C             Total



(a) (x)    Servicing Fee                                            333,333.33       27,956.67        68,817.53          430,107.53

(a) (xi)   Portfolio Yield                                                                                                   13.49%


(a) (xii)  Reallocated Monthly Principal                                     -               -                -                   -

(a) (xiii) Closing Investor Interest                            200,000,000.00   16,774,000.00    41,290,516.00      258,064,516.00

(a) (xiv)  Principal Funding Account Balance                                                                                      -

(a) (xv)   Accumulation Shortfall                                                                                                 -

(a) (xvi)  Principal Funding Investment Proceeds                                                                                  -

(a) (xvii) Principal Investment Funding Shortfall                                                                                 -

(a) (xviii)Available Funds                                        3,632,764.14      304,679.93       749,993.53        4,687,437.60

(a) (xix)  Certificate Rate                                              3.80%           0.00%            0.00%


           Additional Information


           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 02/01/04                                                                            1,218,319,644.50
           Credit Purchases                                                                                          180,308,611.85
           Credit Returns                                                                                           (26,288,142.27)
           Collections                                                                                             (215,670,057.53)
           Finance Chgs & Late Fees                                                                                   22,506,777.36
           Charge-offs                                                                                               (8,434,531.30)
           Accounts Purchased / Sold                                                                                              -
                                                                                                                   ----------------

           Ending Balance - 02/29/04                                                                               1,170,742,302.61
                                                                                                                   ================


           Total Interest to be Distributed                                                                              633,333.33
                                                                                                                   ================



           Dillard National Bank, as Servicer

           By:
               ------------------------------
               James P. Turk
               Cashier